Exhibit 99.2

 Financial Results2Q 2022

 Forward Looking Statements  This presentation contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to the Corporation’s future economic, operational and financial performance and can be identified by the words or phrases “expect,” “anticipate,” “intend,” “should,” “would,” “will,” “plans,” “forecast,” “believe” and similar expressions. First BanCorp (the “Corporation” ) cautions readers not to place undue reliance on such statements, which speak only as of the date made, and advises readers that various factors, some of which are beyond our control, including, but not limited to, the uncertainties more fully discussed in Part I, Item 1A, “Risk Factors” of the Corporation’s Annual Report on 10-K for the year ended December 31, 2021 and the following, could cause actual results to differ materially from those expressed in, or implied by, such statements: the impact of rising interest rates and inflation on the Corporation, including a decrease in demand for new mortgage loan originations and refinancings, increased competition for borrowers, and an increase in non-interest expenses, which would have an impact on the Corporation’s margins and may have an adverse impact on origination volumes and financial performance; uncertainties relating to the impact of the COVID-19 pandemic, actions taken by governmental authorities in response thereto, and the impact of the pandemic on the Corporation’s business, operations, employees, credit quality, financial condition and net income; the Corporation’s ability to identify and prevent cyber-security incidents; risks associated with the Corporation’s acquisition of Banco Santander de Puerto Rico (“BSPR”) and any future business acquisitions or dispositions; uncertainty as to the ultimate outcome of the recently approved debt restructuring plan of Puerto Rico (“Plan of Adjustment” or “PoA”) and the 2022 Fiscal Plan for Puerto Rico as certified by the Financial Oversight and Management Board for Puerto Rico, or any revisions to it; changes in economic and business conditions, including those caused by the COVID-19 pandemic or other global or regional health crises as well as past or future natural disasters or geopolitical concerns, such as the ongoing conflict in Ukraine, that directly or indirectly affect the financial health of the Corporation’s customer base; the impact of a resumption of the slowing economy and increased unemployment or underemployment ; uncertainty as to the availability of certain funding sources; the effect of a resumption of deteriorating economic conditions in the real estate markets and the consumer and commercial sectors and their impact on the credit quality of the Corporation’s loans and other assets; the impact of changes in accounting standards or assumptions in applying those standards; the ability of FirstBank Puerto Rico (“FirstBank”) to realize the benefits of its net deferred tax assets; the ability of FirstBank to generate sufficient cash flow to make dividend payments to the Corporation; adverse changes in general economic conditions in Puerto Rico, the U.S., the U.S. Virgin Islands, and the British Virgin Islands, and disruptions in the U.S. capital markets; the effect of changes in the interest rate environment, including the cessation of the London Interbank Offered Rate; an adverse change in the Corporation’s ability to attract new clients, retain existing ones, and gain acceptance from current and prospective customers for new products and services, including those related to the offering of digital banking and financial services ; the risk that additional portions of the unrealized losses in the Corporation’s investment portfolio are determined to be credit-related; uncertainty about legislative, tax or regulatory changes that affect financial services companies in Puerto Rico, the U.S., and the U.S. and British Virgin Islands; changes in the fiscal and monetary policies and regulations of the U.S. federal government and the Puerto Rico and other governments; the risk of possible failure or circumvention of the Corporation’s internal controls and procedures and the risk that the Corporation’s risk management policies may not be adequate; the risk that the Federal Deposit Insurance Corporation (the “FDIC”) may increase the deposit insurance premium and/or require special assessments to replenish its insurance fund, causing an additional increase in the Corporation’s non-interest expenses; the impact of any of these uncertainties on the Corporation’s capital and declaration of dividends by the Corporation’s Board of Directors; uncertainty as to whether FirstBank will be able to continue to satisfy its regulators regarding, among other things, its asset quality, liquidity plans, maintenance of capital levels and compliance with applicable laws, regulations, and related requirements; and general competitive factors and industry consolidation. The Corporation does not undertake, and specifically disclaims any obligation, to update any forward-looking statements after the date of such statements, except as required by law.  Non-GAAP Financial Measures  In addition to the Corporation’s financial information presented in accordance with GAAP, management uses certain “non-GAAP” financial measures” within the meaning of Regulation G promulgated by the SEC, to clarify and enhance understanding of past performance and prospects for the future. Please refer to pages 16-18 for a reconciliation of GAAP to non-GAAP measures and calculations for the quarter ended June 30, 2022.

 Agenda  2Q 2022 Quarter Highlights  Aurelio Alemán, President and Chief Executive Officer  2Q 2022 Results of Operations  Orlando Berges, Executive Vice President and Chief Financial Officer  Questions and Answers

 Second Quarter 2022Performance Highlights  Profitability  Net income of $74.7 million ($0.38 per diluted share) compared to $82.6 million ($0.41 per diluted share) in 1Q 2022  Income before income taxes of $108.8 million, compared to $125.6 million in 1Q 2022  On a non-GAAP basis, adjusted pre-tax, pre-provision income of $118.8 million, compared to $111.8 million in 1Q 2022  Net interest income increased to $196.2 million, compared to $185.6 million in 1Q 2022; margin expanded by 19 bps to 4.00%  Provision for credit losses was an expense of $10.0 million, compared to a net benefit of $13.8 million in 1Q 2022  Non-performing assets (NPA) decreased by $9.0 million to $147.5 million as of 2Q 2022, compared to $156.5 million as of 1Q 2022; NPAs stand at 0.76% of total assets  The ratio of the ACL for loans and finance leases to total loans held for investment was 2.25% as of 2Q 2022 compared to 2.21% as of 1Q 2022  Asset Quality  Continued to return capital to shareholders demonstrating the strength of our balance sheet and our commitment to increasing shareholder value  Executed $100 million in common stock repurchases during 2Q 2022  Ample capital position with a Common Equity Tier-1 ratio of 17.2% in 2Q 2022  Capital

Second Quarter 2022
Balance Sheet Metrics - Loans and Deposits
1 First BanCorp

Loan Portfolio ($MM)



$11,421
$33
$2,718
$3,254
$177
$4,890
$349
2Q 2021
$11,171
$31
$2,806
$3,095
$170
$4,851
$218
3Q 2021
$11,096
$35
$2,888
$2,979
$139
$4,910
$145
4Q 2021
$11,126
$28
$2,976
$2,892
$112
$5,028
$90
1Q 2022
$11,229
$23
$3,107
$2,852
$115
$5,084
$49
2Q 2022
Loans HFS
Consumer
Residential
Construction
Commercial (Ex. PPP)
PPP

Loan Originations ($MM)[1]



$1,278
$274
$101
$157
$23
$724
2Q 2021
$1,201
$294
$111
$147
$24
$624
3Q 2021
$1,431
$290
$117
$155
$32
$837
4Q 2021
$1,187
$317
$110
$123
$20
$618
1Q 2022
$1,484
$357
$126
$127
$47
$828
2Q 2022
Consumer
Credit Cards
Residential
Construction
Commercial

2Q 2022 Key Highlights

- Total loans grew by $103.9 million to $11.2 billion driven by an increase of $130.7 million in consumer loans and $18.5 million in commercial and construction loans, partially offset by an $45.3 million reduction in residential mortgage loans
  - Commercial and Construction loans, excluding a $40.3 million reduction in Small Business Administration Paycheck Protection Program ("PPP") loans, increased by $58.8 million
- Loan originations (other than credit card utilization activity) amounted to $1.4 billion, up $280.8 million during the quarter reflecting higher commercial, construction, and consumer loan originations
- Deposits (net of brokered CDs and government deposits) decreased by $360.2 million to $14.1 billion as of 2Q 2022

Core Deposits ($MM)[2]



$17,932
$3,866
$2,408
$5,721
$5,937
2Q 2021
$17,876
$3,520
$2,275
$5,956
$6,125
3Q 2021
$17,684
$3,266
$2,135
$6,126
$6,157
4Q 2021
$17,250
$2,776
$2,007
$6,018
$6,449
1Q 2022
$17,066
$2,952
$1,842
$5,906
$6,366
2Q 2022
Public Funds
CDs & IRAs
Commercial
Retail

(1) Loan Originations include refinancing and renewals, as well as credit card utilization activity
(2) Core Deposits exclude brokered CDs

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SECOND QUARTER 2022
OPERATING ENVIRONMENT AND FRANCHISE HIGHLIGHTS

1 Uncertain global macro mitigated by strong tailwinds in PR

- Steady improvement in labor market dynamics; labor force above pre-pandemic levels and unemployment rate reached a multi-decade low of 6.2% as of May 2022
- Economic Activity Index sustaining upward trend; May 2022 print 3.2% above same month last year
- Favorable government fiscal position driven by rise in tax collections and resolution of debt restructuring process
- Remaining obligated disaster recovery and pandemic funding (~$50 billion); over $860 million in disaster relief funds have been disbursed during the first five months of 2022 (36% above the same period in 2021)[1]

PR Economic Activity Index (EAI)


YoY Change
+4%
123.7
121.2
111.5
115.5
118.4
120.3
121.4
122.7
124.2
125.1
125.7
+1.2%
-0.9%
-9.2%
-6.1%
-4.3%
-0.7%
+8.8%
+6.2%
+4.9%
+4.0%
+3.2%
4Q19
1Q20
2Q20
3Q20
4Q20
1Q21
2Q21
3Q21
4Q21
1Q22
May-22

[1]Source: Recovery Support Function Leadership Group, https://recovery.fema.gov/rsflg-monthly-data

2 Core Franchise Highlights

- Record pre-tax pre-provision income of $118.8 million, up 6.2% vs 1Q 2022 and 22.9% vs 2Q 2021
- Linked quarter loan growth of $144 million net of PPP; strategically grew all targeted portfolios and registered strong originations
- Repurchased $100 million of common stock through open market transactions under the $350 million approved stock repurchase program
- Ample capital position to continue growing franchise and delivering value to shareholders

3 Progress on Omnichannel Strategy

- Digital engagement continued to improve with *Retail Digital Banking* registered users growing by 3.8% during the quarter while continuing to captured over 40% of all deposit transactions through digital and self-service channels
- Mobile *Business Digital Banking* registered users increased by 50% since the application was launched in April of this year
- Partnered with established fintech firm to provide fully digital commercial lending platform for small business segment
- Digital penetration continues to increase across all platforms facilitating the expansion of distribution reach beyond traditional channels
- Identified additional branch rationalization opportunities for the 2H 2022

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 Results of Operations

 Second Quarter 2022 HighlightsDiscussion of Results  Income Statement  Selected Financial Data

SECOND QUARTER 2022 HIGHLIGHTS
PROFITABILITY DYNAMICS

1First BanCorp

Net Interest Income ($MM)


$184.8
$184.7
$184.1
$185.6
$196.2
3.81%
3.60%
3.61%
3.81%
4.00%
2Q21
3Q21
4Q21
1Q22
2Q22
Net Interest Income ($)
Net Interest Margin (GAAP %)

- Net interest income increased by 5.7% to $196.2 million, compared to $185.6 million in 1Q 2022 mainly due to:
  - A $3.2 million increase in interest income on investments, a $5.5 million increase in interest income on loans, and a $2.1 million increase in interest income from cash balances maintained at the Fed
- Net interest margin expanded to 4.00% compared to 3.81% in 1Q 2022; primarily attributable to the effects of a higher interest rate environment on variable-rate commercial loans, interest-bearing cash balances at the FED and the level MBS prepayments, as well as higher reinvestment yields in the investment securities portfolio

Non-Interest Income ($MM)


$29.9
$29.9
$30.4
$32.9
$30.9
$14.7
$15.2
$15.7
$18.3
$17.4
$6.4
$6.1
$5.2
$5.2
$4.1
$8.8
$8.7
$9.5
$9.4
$9.5
2Q21
3Q21
4Q21
1Q22
2Q22
Other
Mortgage Banking
Service Charges on Deposits

- Non-interest income decreased by $2.0 million to $30.9 million for the second quarter of 2022, compared to $32.9 million for the first quarter of 2022
  - The decrease was mostly driven by a $2.3 million decrease in insurance income related to seasonal contingent insurance commissions of $3.0 million recognized in the first quarter of 2022 and a $1.1 million decrease in revenues from mortgage banking activities attributed to a decrease in net realized gains on sales of residential mortgage loans in the secondary market due to a lower volume of sales

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 Second Quarter 2022 HighlightsProfitability Dynamics  100  125  110  -5  105  120  135  0  115  60  65  95  130  70  85  75  80  90  2Q22  3Q21  1Q22  $106.7  $108.3  $1.9  $130.2  $111.5  $68.5  2Q21  -$0.8  $2.3  $62.4  -$0.8  $60.7  4Q21  $0.2  -$0.4  $0.0  $56.9  $0.0  $57.4  $114.0  Other Operating Expenses  Payroll Related  Credit Related  Merger Related  Non-interest expenses amounted to $108.3 million in 2Q 2022, an increase of $1.5 million from 1Q 2022; the increase reflects the following variances:  A $1.8 million increase in employee compensation, a $1.7 million increase in credit card processing expenses, and a $1.4 million increase in outsourced technology costs and other consulting expenses on technology projects  Partially offset by a $1.5 million decrease in expenses related to the reversal of a sundry loss reserve triggered by the resolution of an operational loss during 2Q 2022, a $0.9 million decrease in occupancy and equipment costs, and a $0.8 million increase in net gains on OREO  Non-Interest Expenses ($MM)  2Q 2021  3Q 2021  4Q 2021  1Q 2022  2Q 2022  Efficiency Ratio (%)  Efficiency ratio for the quarter continued to decrease reaching 47.7%, below our operational target of 52%  We expect our efficiency ratio to gradually increase towards the 50% mark during the year as we begin to see a normalization of our vacancy levels and increase in our capital projects-related expenses

 Second Quarter 2022 Highlightsasset Quality  Non-Performing Assets ($ in Millions)  $158  1.20%  2Q21  0.81%  0.76%  3Q21  $147  4Q21  0.79%  1Q22  0.76%  2Q22  $256  $172  $156  Repossessed Assets and Other  NPAs/Assets  Loans HFI  $6  $10  $9  $6  2Q 2021  $158  $11  $10  3Q 2021  $3  4Q 2021  $3  1Q 2022  $10  $2  2Q 2022  $156  $256  $172  $147  OREO  Consumer  Residential  Construction  Commercial  Total non-performing assets decreased by $9.0 million to $147 million as of 2Q 2022 or 0.76% of total assets  The decrease in NPAs was primarily driven by:  A $4.2 million decrease in nonaccrual residential mortgage loans, mainly related to $5.3 million of loans restored to accrual status, $1.6 million of collections, and $1.2 million of loans transferred to OREO, partially offset by inflows of $4.4 million  A $3.0 million decrease in nonaccrual commercial and construction loans mainly related to payoffs and paydowns received during the second quarter  A $1.2 million decrease in the OREO portfolio balance, mainly in the Puerto Rico region  Inflows to nonaccrual loans held for investment were $16.4 million, a $5.2 million decrease compared to inflows of $21.6 million in the first quarter of 2022

SECOND QUARTER 2022 HIGHLIGHTS

ACL LEVELS AND CAPITAL POSITION

1 First BanCorp

Evolution of ACL ($ in Millions) and ACL on Loans to Total Loans (%)


$155
$0
$0
$155
1.7%
$248
$4
$8
$236
2.6%
$373
$4
$10
$359
3.2%
$340
$3
$12
$325
2.9%
$300
$2
$10
$288
2.6%
$280
$2
$10
$269
2.5%
$260
$1
$13
$245
2.2%
$264
$2
$10
$252
2.3%
2019
Day-1 CECL
1Q 21
2Q 21
3Q 21
4Q 21
1Q 22
2Q 22
Off-BS Credit Exposure
Loans
Debt Securities
ACL on Loans/Loans (Excl. PPP)

- The allowance for credit losses (ACL) on loans and leases increased by $6.7 million during 2Q 2022 to $252 million
- The ratio of the ACL for loans and finance leases to total loans held for investment was 2.25% as of 2Q 2022, compared to 2.21% as of 1Q 2022

Capital Ratios


20.4%
20.7%
20.5%
20.4%
20.0%
17.6%
17.9%
17.8%
17.7%
17.2%
17.3%
17.6%
17.8%
17.7%
17.2%
10.5%
10.2%
10.1%
10.4%
10.2%
9.8%
9.9%
9.8%
8.6%
7.7%
2Q 2021
3Q 2021
4Q 2021
1Q 2022
2Q 2022
Total Risk-Based Capital
Leverage
Tangible Common
Tier-1 Capital
Tier-1 Common

- Total stockholders' equity amounted to $1.6 billion as of 2Q 2022, a decrease of $223.2 million from 1Q 2022; decrease was driven by: (1) the repurchase of 7.07 million of shares of common stock for a total purchase price of approximately $100 million, and (2) a $176 million decrease in the fair value of available-for-sale investment securities recorded as part of Other comprehensive income (loss) in the consolidated statements of financial condition
  - These variances were partially offset by earnings generated 2Q 2022
- As of 2Q 2022, capital ratios exceeded the required regulatory levels for bank holding companies and well-capitalized banks

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Exhibits

 Second Quarter 2022 HighlightsPuerto Rico Government Exposure  ($ in millions)  As of 2Q 2022, the Corporation had $353.2 million of direct exposure to the Puerto Rico Government, its municipalities and public corporations, compared to $356.8 million as of 1Q 2022  88% of direct government exposure is to municipalities, which are supported by assigned property tax revenues and municipal revenues or special obligation bonds  Government Loans  Government deposits  As of 2Q 2022, the Corporation had $2.3 billion of public sector deposits in Puerto Rico, compared to $2.3 billion as of 1Q 2021  Approximately 26% is from municipalities in Puerto Rico and 74% is from public corporations, the Puerto Rico central government and agencies, and U.S. federal government agencies in Puerto Rico

 Second Quarter 2022 Highlights NPL Migration

 Second Quarter 2022 HighlightsUse of Non-GAAP Financial Measures  Basis of Presentation  Use of Non-GAAP Financial Measures   This presentation contains non-GAAP financial measures. Non-GAAP financial measures are used when management believes they will be helpful to an understanding of the Corporation’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation of the non-GAAP financial measure to the comparable GAAP financial measure, can be found in the text or in the attached tables to this earnings presentation. Any analysis of these non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP.   Tangible Common Equity Ratio and Tangible Book Value per Common Share   The tangible common equity ratio and tangible book value per common share are non-GAAP financial measures generally used by the financial community to evaluate capital adequacy. Tangible common equity is total equity less preferred equity, goodwill, core deposit intangibles, and other intangibles, such as the purchased credit card relationship intangible and the insurance customer relationship intangible. Tangible assets are total assets less goodwill, core deposit intangibles, and other intangibles, such as the purchased credit card relationship intangible and the insurance customer relationship intangible. Management and many stock analysts use the tangible common equity ratio and tangible book value per common share in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, typically stemming from the use of the purchase method of accounting for mergers and acquisitions. Accordingly, the Corporation believes that disclosures of these financial measures may be useful also to investors. Neither tangible common equity nor tangible assets, or the related measures should be considered in isolation or as a substitute for stockholders’ equity, total assets, or any other measure calculated in accordance with GAAP. Moreover, the way the Corporation calculates its tangible common equity, tangible assets, and any other related measures may differ from that of other companies reporting measures with similar names.

 Second Quarter 2022 HighlightsUse of Non-GAAP Financial Measures  Basis of Presentation  Use of Non-GAAP Financial Measures   This presentation contains non-GAAP financial measures. Non-GAAP financial measures are used when management believes they will be helpful to an understanding of the Corporation’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation of the non-GAAP financial measure to the comparable GAAP financial measure, can be found in the text or in the attached tables to this earnings presentation. Any analysis of these non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP.   Adjusted Pre-Tax, Pre-Provision Income  Adjusted pre-tax, pre-provision income is a non-GAAP performance metric that management uses and believes that investors may find useful in analyzing underlying performance trends, particularly in times of economic stress. Adjusted pre-tax, pre-provision income, as defined by management, represents net income excluding income tax expense (benefit), the provision for credit losses expense (benefit), as well as certain items that management believes are not reflective of core operating performance or that are not expected to reoccur with any regularity or reoccur at uncertain times and amounts.

 Second Quarter 2022 HighlightsUse of Non-GAAP Financial Measures  Basis of Presentation  Use of Non-GAAP Financial Measures   This presentation contains non-GAAP financial measures. Non-GAAP financial measures are used when management believes they will be helpful to an understanding of the Corporation’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation of the non-GAAP financial measure to the comparable GAAP financial measure, can be found in the text or in the attached tables to this earnings presentation. Any analysis of these non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP.   The financial results include the following significant items that management believes are not reflective of core operating performance, are not expected to reoccur with any regularity or may reoccur at uncertain times and in uncertain amounts (the “Special Items”):  Quarter ended June 30, 2021  Merger and restructuring costs of $11.0 million ($6.9 million after-tax) in connection with the BSPR acquisition integration process and related restructuring initiatives. Merger and restructuring costs in the second quarter of 2021 included approximately $1.7 million related to voluntary employee separation programs implemented in the Puerto Rico region and approximately $2.1 million related to service contracts cancellation penalties. In addition, merger and restructuring costs included expenses related to system conversions and other integration related efforts, and accelerated depreciation charges related to planned closures and consolidation of branches in accordance with the Corporation’s integration and restructuring plan.  Costs of $1.1 million ($0.7 million after-tax) related to the COVID-19 pandemic response efforts, primarily costs related to additional cleaning, safety materials, and security measures.   The following table the reported net income to adjusted net income, a non-GAAP financial measure that excludes the Special Items identified above: